AMENDMENT NO. 1 TO

THIRD AMENDED AND RESTATED ADVISORY AGEEMENT

This AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED ADVISORY AGREEMENT (this “Amendment”) is entered into as of June 1, 2014, by and among American Realty Capital Healthcare Trust, Inc., a Maryland corporation (the “Company”), American Realty Capital Healthcare Trust Operating Partnership, L.P., a Delaware limited partnership (the “OP”) and American Realty Capital Healthcare Advisors, LLC, a Delaware limited liability company (the “Advisor”).

RECITALS

A.           WHEREAS, the parties hereto are party to that certain Third Amended and Restated Advisory Agreement, dated April 7, 2014 (the “Agreement”), pursuant to which the day-to-day business and affairs of the Company are managed by the Advisor.

B.           WHEREAS, the Company and the OP have entered into that certain Agreement and Plan of Merger, dated as of June 1, 2014, by and among Ventas, Inc., a Delaware corporation (“Parent”), Stripe Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Merger Sub”), Stripe OP, LP, a Delaware limited partnership (the “OP Merger Sub”), the Company and the OP (the “Merger Agreement”), pursuant to which, among other things, the Company will be merged with and into Merger Sub, with Merger Sub being the surviving entity, and the OP Merger Sub will be merged with and into the OP, with the OP being the surviving entity (the “Transaction”), upon the terms and subject to the conditions set forth in the Merger Agreement.

C.           WHEREAS, Section 6.8 of the Merger Agreement requires the Company to terminate certain agreements, including the Agreement and the Advisor has agreed to terminate these agreements without notice.

D.           WHEREAS, Section 17 of the Agreement provides that Agreement may be terminated upon sixty (60) days’ prior written notice.

E.           WHEREAS, in connection with the Merger Agreement, the Company entered into an agreement terminating the 2014 Multi-Year Outperformance Agreement (the “OPP”) between the Company, the OP and the Advisor (the “OPP Amendment”).

F.           WHEREAS, pursuant to the OPP Amendment, any Award LTIP Units (as defined in the OPP) granted to the Advisor under the OPP will be automatically cancelled and forfeited as of the Closing.

G.           WHEREAS, consistent with Section 6.8 of the Merger Agreement, and in consideration of the Advisor’s forfeiture of the Award LTIP Units, termination of the Property Management and Leasing Agreement at Closing without the requisite 60 day notice, termination of the Agreement at Closing without the requisite 60 day notice and the contribution of American Realty Capital Healthcare Special Limited Partnership, LLC’s (the “SLP”) right to distributions from the OP as evidenced by the Listing Note Agreement between the OP and the SLP dated April 7, 2014 (the “Listing Note”) to the OP, the OP will issue to the SLP 5,613,374 OP Units (as defined in the Listing Note).

H.           WHEREAS, (i) pursuant to Section 24 of the Agreement, the parties hereto desire to amend the Agreement to be effective concurrent with the Closing.

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AGREEMENT

In consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Amendment of the Agreement.

(a)          Section 1 of the Agreement is hereby amended by adding the following new definition in appropriate alphabetical order:

““Closing” has the meaning set forth in the Agreement and Plan of Merger, dated as of June 1, 2014, by and among Ventas, Inc., a Delaware corporation (“Parent”), Stripe Sub, LLC, a Delaware limited liability company, Stripe OP, LP, a Delaware limited partnership, the Company and the OP (the “Merger Agreement”).”

(b)          Section 17 of the Agreement is hereby amended and restated as follows:

“17.          TERMINATION BY THE PARTIES. This Agreement may be terminated upon sixty (60) days’ prior written notice (a) by the Independent Directors of the Company or the Advisor, without Cause and without penalty, (b) by the Advisor for Good Reason, or (c) by the Advisor upon a Change of Control; provided, that termination of this Agreement with Cause shall be upon forty-five (45) days’ prior written notice. Notwithstanding the foregoing, this Agreement shall terminate automatically and immediately, without notice and without the need for further action by any party, immediately prior to, and contingent upon, the Closing. From and after the termination of this Agreement, and contingent upon the Closing, the Advisor hereby automatically, and without the need for further action by any party, irrevocably and unconditionally releases, waives and relinquishes any rights or claims, whether accrued, absolute, contingent or otherwise, it may have against the Operating Partnership, the Company, Parent and any of their successors or Affiliates (other than claims pursuant to Section 21 of this Agreement). The provisions of Sections 15 and 20 through 31 (inclusive) of this Agreement shall survive any expiration or earlier termination of this Agreement.”

2.          Effective Time. This Amendment is effective as of the date hereof. If the Merger Agreement is terminated in accordance with its terms without a Closing (as defined in the Merger Agreement), this Amendment shall automatically terminate, with no further action necessary by any party, and be of no further force or effect.

3.          Miscellaneous.

(a)          Limited Effect. Except as otherwise specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

(b)          Entire Agreement. The Agreement and this Amendment supersede all prior agreements between the parties with respect to the subject matter thereof and constitute a complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter thereof. In the event of any conflict between the terms of the Agreement and this Amendment, this Amendment shall control.

(c)          Governing Law. This Agreement will be governed by the internal laws of the State of New York.

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(d)          Construction. The parties have participated jointly in the drafting of this Amendment, and each party was represented by counsel in the negotiation of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Amendment. The parties agree that if any provision of this Amendment is found to be invalid or unenforceable, it will not affect the validity or enforceability of any other provision.

(e)          Waiver of Legal Conflicts. Each of the parties hereto acknowledges and agrees that, at their request, Proskauer Rose LLP acted as counsel to all such parties in connection with this Amendment. Accordingly, each of the parties agrees to, and does, waive any conflict of interest which may be deemed to arise as the result of such representation and agrees not to seek to disqualify or otherwise prevent Proskauer Rose LLP from representing the other parties hereto (or any other clients of Proskauer Rose LLP) in any matters by reason of its work on, or representation of, such party in connection with this Amendment or its possession of confidential information relating to such party. Proskauer Rose LLP shall be entitled to rely upon this Section 3(e) as a third party beneficiary hereof.

(f)          Counterparts; Facsimile. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Original signatures hereto may be delivered by facsimile which shall be deemed originals.

(g)          Definitions. Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

(h)          Third Party Beneficiary; Amendment. Parent is hereby made an express third party beneficiary of this Amendment. The Agreement shall not be further amended or modified, and this Amendment shall not be rescinded, further amended or otherwise modified, without Parent’s written consent.

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

By:	/s/ Thomas P. D’Arcy
Name: Thomas P. D’Arcy
Title: Chief Executive Officer

AMERICAN REALTY CAPITAL HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P.

By: AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.,
Its general partner

By:	/s/ Thomas P. D’Arcy
Name: Thomas P. D’Arcy
Title: Chief Executive Officer

AMERICAN REALTY CAPITAL HEALTHCARE ADVISORS, LLC

By: AMERICAN REALTY CAPITAL HEALTHCARE SPECIAL LIMITED PARTNERSHIP, LLC,
Its Member

By:	AMERICAN REALTY CAPITAL V, LLC,
Its Managing Member

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Authorized Signatory

Signature Page to Amendment No. 1 to

Third Amended and Restated Advisory Agreement